Exhibit 10.1

FOURTH AMENDMENT AGREEMENT

This FOURTH AMENDMENT AGREEMENT (this “Amendment”) is made as of the 13th day of November, 2009, among:

(a) SHILOH INDUSTRIES, INC., a Delaware corporation (“Borrower”);

(b) the Lenders, as defined in the Credit Agreement, as hereinafter defined;

(c) PNC BANK, NATIONAL ASSOCIATION, successor to National City Bank, as the co-lead arranger, sole book runner and administrative agent for the Lenders under the Credit Agreement (“Agent”); and

(d) THE PRIVATEBANK AND TRUST COMPANY, as the co-lead arranger and syndication agent.

WHEREAS, Borrower, Agent and the Lenders are parties to that certain Credit and Security Agreement, dated as of August 1, 2008, that provides, among other things, for loans and letters of credit aggregating Ninety-Five Million Dollars ($95,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrower, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

1. Amendment to Definitions. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Base Rate”, “Borrowing Formula”, “Closing Commitment Amount”, “Eurodollar Rate”, “Federal Funds Effective Rate”, “Fixed Charge Coverage Ratio”, “Interest Period”, “Leverage Ratio” and “Prime Rate” therefrom and to insert in place thereof, respectively, the following:

“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Prime Rate, (ii) the Federal Funds Open Rate plus one-half of one percent (.50%), and (iii) the Daily LIBOR Rate plus one percent (1%).

“Borrowing Formula” means an amount equal to the sum of the following:

(a) the aggregate of the net book value of all of the accounts receivable of Borrower, as determined in accordance with GAAP; plus

(b) the aggregate of the net book value of all of the Inventory of Borrower, as determined in accordance with GAAP; plus

(c) (i) for the period from the Fourth Amendment Effective Date through January 30, 2010, Forty Million Dollars ($40,000,000), (ii) for the period from January 31, 2010 through July 30, 2010, Thirty-Five Million Dollars ($35,000,000), (iii) for the period from July 31, 2010 through July 30, 2011, Thirty Million Dollars ($30,000,000), and (iv) for the period from July 31, 2011 and thereafter, Twenty-Five Million Dollars ($25,000,000); minus

(d) the aggregate of the net book value of all amounts due and owing on accounts payable by Borrower, as determined in accordance with GAAP.

“Closing Commitment Amount” means Eighty Million Dollars ($80,000,000).

“Eurodollar Rate” means, with respect to a Eurodollar Loan, for any Interest Period, an interest rate per annum equal to the greater of (a) the quotient determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or such other substitute Bloomberg page that displays rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which Dollar deposits are offered by leading banks in the London interbank deposit market (a “Eurodollar Rate Alternate Source”), at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the London interbank offered rate for Dollars for an amount comparable to such Eurodollar Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Eurodollar Rate Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Reserve Percentage; and (b) two percent (2.00%). Subpart (a) above may also be expressed by the following formula:

Average of London interbank offered rates quoted
by Bloomberg or appropriate successor as shown on
Eurodollar Rate	=	Bloomberg Page BBAM1
1.00 – Reserve Percentage

“Federal Funds Effective Rate” means, for any day, the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed and rounded upward to the nearest  1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided that, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Fixed Charge Coverage Ratio” means, as determined for the most recently completed four fiscal quarters of Borrower, on a Consolidated basis and in accordance with GAAP, the ratio of (a) (i) Consolidated EBITDA, minus (ii) the sum of (A) Consolidated Capital Expenditures, and (B) Capital Distributions (other than the 2008 Special Dividend); to (b) Consolidated Fixed Charges.

“Interest Period” means, with respect to a Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof, and, thereafter (unless such Eurodollar Loan is converted to a Base Rate Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for a Eurodollar Loan shall be one month; provided that (a) if Borrower is in compliance with the financial covenants set forth in Section 5.7 hereof for the fiscal quarter of Borrower ending July 31, 2010 (as set forth in the Compliance Certificate for such fiscal quarter), then thereafter the duration of each Interest Period for a Eurodollar Loan shall be one month, two months, three months or six months, in each case as Borrower may select upon notice, as set forth in Section 2.5 hereof, and (b) if Borrower shall fail to select the duration of any Interest Period for a Eurodollar Loan at least three Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, Borrower shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at the end of the then current Interest Period).

“Leverage Ratio” means, as determined on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Funded Indebtedness (for the most recently completed fiscal quarter of Borrower), to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of Borrower).

“Prime Rate” means the interest rate per annum announced from time to time by Agent at its principal office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by Agent. Each change in the Prime Rate shall automatically, immediately, and without notice change the Prime Rate thereafter applicable hereunder.

2. Addition to Definitions. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Federal Open Funds Rate” means, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by Agent (a “Federal Open Funds Rate Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Federal Open Funds Rate Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Federal Open Funds Rate Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error); provided that if such day is not a Business Day, the Federal Open Funds Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Open Funds Rate changes, the rate of interest with respect to any Loan to which the Federal Open Funds Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Fourth Amendment Effective Date” means November 13, 2009.

3. Amendment to Financial Statements and Information Provisions. Section 5.3 of the Credit Agreement is hereby amended to delete subsections (k) and (l) therefrom and to insert in place thereof, respectively, the following:

(k) Cash Flow and Sales Forecasts and Reports. Borrower shall deliver to Agent and the Lenders, by no later than 5:00 P.M. (Eastern time) on each Wednesday of each calendar week (or the next Business Day if such Wednesday is not a Business Day), a rolling thirteen (13) week cash flow forecast and sales forecast, each to be in form and substance acceptable to Agent and the Required Lenders; provided that, if Borrower is in compliance with the financial covenants set forth in Section 5.7 hereof for the fiscal quarter of Borrower ending July 31, 2010, as set forth in the Compliance Certificate for such fiscal quarter, Borrower shall not be required to comply with this Section 5.3(k) after the delivery of such Compliance Certificate to Agent and the Lenders.

(l) Monthly Financials. Borrower shall deliver to Agent and the Lenders, within twenty (20) days after the end of each calendar month, a monthly financial reporting package, acceptable to Agent and the Required Lenders, including, but not limited to, monthly financial statements, a reconciliation of the prior month actual results to the budget, and a variance analysis on cash flow and sales forecasts, all prepared on a Consolidated basis, in accordance with GAAP and in form and detail satisfactory to Agent; provided that, if Borrower is in compliance the financial covenants set forth in Section 5.7 hereof for the fiscal quarter of Borrower ending July 31, 2010, as set forth in the Compliance Certificate for such fiscal quarter, Borrower shall not be required to comply with this Section 5.3(l) after the delivery of such Compliance Certificate to Agent and the Lenders.

4. Amendment to Financial Covenants. Article V of the Credit Agreement is hereby amended to delete Section 5.7 therefrom and to insert in place thereof the following:

Section 5.7. Financial Covenants.

(a) Leverage Ratio. Borrower shall not suffer or permit at any time the Leverage Ratio to exceed (i) 5.80 to 1.00 on January 31, 2010 through April 29, 2010, (ii) 4.75 to 1.00 on April 30, 2010 through July 30, 2010, (iii) 2.75 to 1.00 on July 31, 2010 through January 30, 2011, (iv) 2.50 to 1.00 on January 31, 2011 to July 30, 2011, and (v) 2.00 to 1.00 on July 31, 2011 and thereafter.

(b) Fixed Charge Coverage Ratio. Borrower shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than (i) 1.75 to 1.00 on January 31, 2010 through April 29, 2010, (ii) 2.25 to 1.00 on April 30, 2010 through July 30, 2010, (iii) 3.00 to 1.00 on July 31, 2010 through January 30, 2011, (iv) 2.50 to 1.00 on January 31, 2011 through April 29, 2011, and (v) 2.75 to 1.00 on April 30, 2011 and thereafter.

(c) Minimum Consolidated EBITDA. On and after the Fourth Amendment Effective Date, Borrower shall not suffer or permit at any time Consolidated EBITDA, as determined for the most recently completed three consecutive calendar months, to be less than:

(i) Five Million Five Hundred Thousand Dollars ($5,500,000), on October 31, 2009;

(ii) Six Million Five Hundred Thousand Dollars (6,500,000), on November 30, 2009;

(iii) Five Million Six Hundred Thousand Dollars (5,600,000), on December 31, 2009;

(iv) Two Million Eight Hundred Thousand Dollars ($2,800,000), on January 31, 2010;

(v) One Million Five Hundred Thousand Dollars ($1,500,000), on February 28, 2010;

(vi) Two Million Three Hundred Thousand Dollars ($2,300,000), on March 31, 2010;

(vii) Three Million Four Hundred Thousand Dollars ($3,400,000), on April 30, 2010;

(viii) Three Million Nine Hundred Thousand Dollars ($3,900,000), on May 31, 2010;

(ix) Four Million One Hundred Thousand Dollars ($4,100,000), on June 30, 2010; and

(x) Two Million Seven Hundred Thousand Dollars ($2,700,000), on July 31, 2010.

(d) Capital Expenditures. The Companies shall not invest in Consolidated Capital Expenditures more than an aggregate amount equal to Twenty-Two Million Dollars ($22,000,000) during the 2011 fiscal year of Borrower.

5. Waiver of Non-Compliance with Certain Financial Covenants. Borrower has requested that Agent and the Lenders waive compliance by Borrower with (a) the covenant set forth in Section 5.7(a) (Leverage Ratio) of the Credit Agreement for periods from July 31, 2009 through October 31, 2009 (the “Leverage Ratio Non-Compliance”), and (b) the covenant set forth in Section 5.7(b) (Fixed Charge Coverage Ratio) of the Credit Agreement for periods from July 31, 2009 through October 31, 2009 (the “Fixed Charge Coverage Non-Compliance” and, together with the Leverage Ratio Non-Compliance, collectively, the “Covenant Non-Compliance”). Borrower has requested that Agent and the Lenders waive the Covenant Non-Compliance. Agent and the Lenders hereby waive the Covenant Non-Compliance on the conditions that, after giving effect to the terms of this Amendment, no Default or Event of Default shall exist under the Credit Agreement or any other Loan Document. This Amendment shall serve as evidence of such waiver. Borrower agrees with Agent and the Lenders that (a) the waiver granted herein applies only to the Covenant Non-Compliance and not to any non-compliance with any other covenant in the Credit Agreement, (b) except with respect to the limited waiver granted herein specifically relating to the Covenant Non-Compliance, Agent and the Lenders shall not be under any obligation to forbear from exercising any of their rights or remedies upon the occurrence of any Default or Event of Default, and (c) Agent and the Lenders have not established any course of dealing with respect to such waiver or otherwise that is inconsistent with the express terms of the Credit Agreement and the other Loan Documents. The waiver requested by Borrower and granted by Agent and the Lenders hereunder relates solely to the items specifically set forth in this Section 5. No further waiver has been requested or granted.

6. Amendment to Schedules. The Credit Agreement is hereby amended to delete Schedule 1 (Commitment of Lenders) therefrom and to insert in place thereof a new Schedule 1 in the form of Schedule 1 hereto.

7. Closing Deliveries. Concurrently with the execution of this Amendment, Borrower shall:

(a) cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement;

(b) pay an amendment fee to Agent, for the pro rata benefit of the Lenders that shall have executed and delivered this Amendment to Agent on or before 1:00 P.M. (Eastern time) on November 13, 2009 (each an “Approving Lender”), in an amount equal to twenty-five (25.00) basis points multiplied by the aggregate amount of the Commitments (effective as of the Fourth Amendment Effective Date) of the Approving Lenders; and

(c) pay all legal fees and expenses of Agent in connection with this Amendment.

8. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) except as waived herein, no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the Fourth Amendment Effective Date as if made on the Fourth Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Credit Agreement or any Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

9. No Course of Dealing. Borrower acknowledges and agrees that this Amendment is not intended, nor shall it, establish any course of dealing with respect to the various provisions amended herein, or otherwise, among Borrower, Agent and the Lenders that is inconsistent with the express terms of the Loan Documents.

10. Waiver and Release. Borrower, by signing below, hereby waives and releases Agent and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

11. References to Credit Agreement and Ratification. Each reference that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing.

12. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

13. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

14. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

15. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

JURY TRIAL WAIVER. BORROWER, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT’S OR ANY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE LENDERS.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in Cleveland, Ohio as of the date first set forth above.

SHILOH INDUSTRIES, INC.

By:	/s/ Kevin P. Bagby
Kevin Bagby Vice President of Finance Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION, successor to National City Bank, as Agent and as a Lender

By:	/s/ Robert S. Coleman
Robert S. Coleman Senior Vice President

THE PRIVATEBANK AND TRUST COMPANY, as Syndication Agent and as a Lender

By:	/s/ Roy D. Hasbrook
Roy D. Hasbrook Managing Director

Signature Page 1 of 2 to

Fourth Amendment Agreement

FIRSTMERIT BANK, N.A.

By:	/s/ Robert G. Morlan
Robert G. Morlan Senior Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Stacy Mortiz
Stacy Moritz Senior Vice President

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ Gregory R.D. Clark
Gregory R.D. Clark Sr. Vice President

Signature Page 2 of 2 to

Fourth Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Fourth Amendment Agreement dated as of November 13, 2009. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF AGENT AND LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER, AGENT AND LENDERS.

SHILOH CORPORATION		GREENFIELD DIE & MANUFACTURING CORP.

By:	/s/ Kevin P. Bagby	By:	/s/ Kevin P. Bagby
	Kevin Bagby		Kevin Bagby
	Vice President of Finance		Vice President of Finance

JEFFERSON BLANKING INC.		SHILOH AUTOMOTIVE, INC.

By:	/s/ Thomas M. Dugan	By:	/s/ Kevin P. Bagby
	Thomas M. Dugan		Kevin Bagby
	Assistant Secretary		Vice President of Finance

By:	/s/ Kevin P. Bagby
Kevin Bagby
Vice President of Finance

Signature Page 1 of 2 to

Guarantor Acknowledgment and Agreement

SHILOH INDUSTRIES, INC. DICKSON MANUFACTURING DIVISION		LIVERPOOL COIL PROCESSING, INCORPORATED

By:	/s/ Kevin P. Bagby	By:	/s/ Kevin P. Bagby
	Kevin Bagby		Kevin Bagby
	Vice President of Finance		Vice President of Finance

MEDINA BLANKING, INC.		THE SECTIONAL DIE COMPANY

By:	/s/ Kevin P. Bagby	By:	/s/ Kevin P. Bagby
	Kevin Bagby		Kevin Bagby
	Vice President of Finance		Vice President of Finance

SECTIONAL STAMPING, INC.

By:	/s/ Kevin P. Bagby
Kevin Bagby
Vice President of Finance

Signature Page 2 of 2 to

Guarantor Acknowledgment and Agreement

SCHEDULE 1

LENDERS	COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT AMOUNT	MAXIMUM AMOUNT
PNC Bank, National Association (successor to National City Bank)	29.1666666667%	$23,333,333.34	$23,333,333.34
The PrivateBank and Trust Company	29.1666666667%	$23,333,333.33	$23,333,333.33
FirstMerit Bank, N.A.	16.6666666666%	$13,333,333.33	$13,333,333.33
KeyBank National Association	12.5000000000%	$10,000,000.00	$10,000,000.00
RBS Citizens, National Association	12.5000000000%	$10,000,000.00	$10,000,000.00
Total Commitment Amount	100.0000000000%	$80,000,000	$80,000,000

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